UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On Friday, October 13, 2006, the Board of Directors of The AES Corporation (the “Company”) appointed John McLaren, 44 years old, to the position of Executive Vice President of the Company, and Regional President of Europe and Africa.

Mr. McLaren served as Vice President of Operations for AES Europe and Africa from 2003 - 2006 (and AES Europe, Middle East and Africa from May 2005 – January 2006), Group Manager for Operations in Europe and Africa from 2002 – 2003, Project Director from 2000 – 2002, and Business Manager for AES Medway Operations Ltd. from 1997 – 2000.  Mr. McLaren joined the Company in 1993.  The Company has not entered into an employment agreement with Mr. McLaren in connection with Mr. McLaren’s appointment.

Mr. McLaren will assume the role of Regional President of Europe and Africa from Shahzad Qasim.  Mr. Qasim will continue with the Company as an Executive Vice President, focusing on business development work.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Brian A. Miller
Name: Brian A. Miller
Title: General Counsel

Date: October 18, 2006